EXHIBIT 23.1

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         1300 ROCKVILLE PIKE - SUITE 800
                            ROCKVILLE, MARYLAND 20852

As independent public accountants we consent to incorporation be reference in the registration statement (Form SB-2) of Dominix, Inc-, of our report dated April &, 2000, relating to the financial statements of Bookdigital.com. Inc. ( a wholly owned subsidiary) as of December 31, 1999.

/s/Simon Krowitz Bolin & Associates P.A.